Exhibit 99.1

AMCOL International Corporation (NYSE: ACO) Reports First Quarter Results

HOFFMAN ESTATES, IL--(Marketwired - April 25, 2013) - For the first quarter of 2013, AMCOL International Corporation (NYSE: ACO) generated diluted earnings attributable to its shareholders from continuing operations of $0.32 per share versus $0.41 per share in the prior year's quarter. The 2013 quarter includes $0.08 per share of reorganization expenses and $0.02 per share of increased expenses associated with amending certain SEC filings.

Net sales increased $1.2 million to $236.7 million in the 2013 first quarter, and gross profit decreased $1.6 million to $63.1 million. Gross profit margin decreased 80 basis points to 26.7%. Operating profit decreased 23.8% to $16.3 million, and operating profit margin decreased 220 basis points to 6.9%. SG&A expenses increased $3.5 million to $46.8 million and include $2.2 million of reorganization expenses, largely in our construction technologies segment, and $1.0 million of increased expenses in our corporate segment related to amending certain SEC filings.

Other, net is comprised of expenses which decreased by $1.4 million as the prior year period includes $1.8 million of losses on certain non-operating assets. Our effective tax rate for the 2013 first quarter was 27.5% compared to 26.5% in the prior year period.

"We continued to see solid results from energy services which were offset by continued softness in several end markets in our performance materials and construction technologies segments," said AMCOL President and CEO Ryan McKendrick.

"Sales and gross margin declined in performance materials as compared to Q1 2012. Lower sales of drilling fluids were the primary driver for the decline, but we are now seeing a gradual increase in demand developing. The decline in specialty materials sales reflects the discontinuation of our paper related products as well as lower demand in fabric care and industrial products. While we had some softness in pet products, we have secured additional volume for this product line which should improve performance starting in Q2," McKendrick continued.

"Our construction technologies segment's sales declined primarily as a result of lower sales for our lining technologies products both domestically and in Europe. Gross margin for the segment continued to exceed 30% due to our actions to reduce manufacturing costs. SG&A for the segment included $1.7 million of non-recurring expenses associated with closing or reorganizing several European office locations. These actions will continue into the second quarter. The outlook for the lining technologies business is improving in the near term as we have secured new orders for our products that contain recently developed, proprietary technology," McKendrick added.

McKendrick continued, "Our energy services segment achieved record revenue for the quarter. The majority of the revenue increase was driven by domestic business as our three largest domestic service areas -- coil tubing, well testing, and water treatment -- all showed nice increases. We also experienced strong growth in our domestic nitrogen business. Globally, our specialized water treatment technology contributed the largest share of the growth. International locations continue to perform in line with our expectations."

"In summary, as we enter the middle part of the year, we continue to be confident in the fundamentals for our business. We will continue to execute our strategy for investment in growth opportunities while reorganizing or exiting those business units that do not fit our strategic and performance objectives," he concluded.

STATEMENT OF OPERATIONS HIGHLIGHTS:

The statement of operations highlights are supported by the quarterly segment results schedules included in this press release. The following comments relate to our results for the current quarter as compared to the same quarter in the prior year, unless otherwise noted.

Net sales: Net sales increased $1.2 million as increases in our energy services segment were dampened by decreases in our performance materials and construction technologies segments.

Performance Materials: Sales decreased 6.4% mostly due to activities in our domestic and European markets. Domestically, we experienced sales declines principally in our drilling fluid additives and specialty materials products as previously highlighted. In Europe, our largest fabric care customer purchased less product, resulting in the decrease in specialty materials product line sales.

Construction Technologies: Sales in this segment decreased 16.1% mainly due to activities in our domestic and European markets, especially in our lining technologies and contracting services product lines. Lining technologies sales suffered from unfavorable weather patterns. Contracting services revenues continue to decline in line with our strategy to reduce our participation in this market.

Energy Services: Revenues increased 32.2% to $73.1 million, 84% of which was derived in our domestic market. Domestically, our coil tubing, water treatment, well testing, and nitrogen services are benefitting from increased demand as well as capacity due to equipment and related personnel we recently put into service. Revenues from our international operations increased 25% largely due to increased revenues to construct service equipment under contract with certain customers of our Malaysian operations.

Gross profit: Gross profit decreased $1.6 million due to the decrease in gross profit margin in our performance materials and energy services segments. In our energy services segment, gross profit margins decreased as a result of increased concentration of land based revenues, especially in our coil tubing operations, and decreased profitability of certain services where we added equipment and personnel but have not yet generated increased revenues. In our performance materials segment, the decrease in sales, especially in our domestic market, was the overriding factor leading to the lower gross profit margins for this segment.

Selling, general and administrative expenses (SG&A): SG&A expenses increased $3.5 million, or 8.1%. Notable increases include $2.2 million of reorganization expenses, mostly within our construction technologies segment, and $1.0 million of expenses associated with amending certain SEC filings. In addition, the 2012 period includes unusual expenses of $0.7 million to write off certain information technology assets in our corporate segment as well as $1.3 million of bad debt expenses for one customer in our energy services segment. Excluding all these aforementioned expenses, SG&A expenses increased $2.3 million from $41.3 million in 2012 to $43.6 million in 2013. The $2.3 million increase is mostly comprised of increased compensation and benefit expenses.

Other, net: Other, net expenses decreased by approximately $1.4 million from the prior year quarter, which also included $1.8 million of losses on certain non-operating assets.

Income tax expense: The current period's effective tax rate is 27.5% or 100 basis points greater than the prior year's quarter. The two rates are different mostly due to changes in estimates related to our foreign earnings that occurred each quarter.

FINANCIAL POSITION AND CASH FLOW HIGHLIGHTS:

The paragraphs in this section compare our balance sheet as of March 31, 2013 to that as of December 31, 2012. We also make comparisons between cash flows for the three months ended March 31, 2013 as compared to the three months ended March 31, 2012.

Cash flow generated from operating activities decreased $3.6 million and primarily reflects the $3.1 million decrease in net income. The 2013 quarter also includes increased capital expenditures ($6.0 million) and an investment we made in Novinda ($5.0 million). These factors gave rise to the $13.0 million of incremental debt borrowed as compared to the prior year's period. Long-term debt as a percentage of total capitalization increased 40 basis points to 35.3%.

Dividends paid increased 14.0% over the prior year period. Our dividend rate increased 11.1% to $0.20 per share in the current quarter as compared to $0.18 in the first quarter of 2012.

This release should be read in conjunction with the attached unaudited, condensed, consolidated financial statements. It contains certain forward-looking statements regarding AMCOL's expected performance for future periods and actual results for such periods might materially differ. Such forward-looking statements are subject to uncertainties, which include, but are not limited to, actual growth in AMCOL's various markets, utilization of AMCOL's plants, currency exchange rates, currency devaluation, delays in development, production and marketing of new products, integration of acquired businesses, and other factors detailed from time to time in AMCOL's annual report and other reports filed with the Securities and Exchange Commission. AMCOL undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in AMCOL's expectations.

AMCOL International, headquartered in Hoffman Estates, IL, develops and markets a wide range of mineral and technology based products and services for use in various industrial, environmental and consumer applications. AMCOL is the parent company of American Colloid Company, CETCO (Colloid Environmental Technologies Company), CETCO Oilfield Services Company and the transportation operations, Ameri-co Carriers, Inc. and Ameri-co Logistics, Inc. AMCOL's common stock is traded on the New York Stock Exchange under the symbol ACO. AMCOL's web address is www.amcol.com. AMCOL's quarterly quarter conference call will be available live today at 11 a.m. ET on the AMCOL website via webcast or by dialing 866-226-1792.

Financial tables follow.

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In millions, except per share data)

	Three Months Ended
	March 31,
	2013	2012

Net sales	$236.7	$235.5
Cost of sales	173.6	170.8
Gross profit	63.1	64.7
Selling, general, and administrative expenses	46.8	43.3
Operating profit	16.3	21.4

Other income (expense):
Interest expense, net	(2.5)	(2.7)
Other, net	(0.7)	(2.1)
	(3.2)	(4.8)
Income before income taxes and income (loss) from affiliates and joint ventures	13.1	16.6
Income tax expense	3.6	4.4
Income before income (loss) from affiliates and joint ventures	9.5	12.2

Income (loss) from affiliates and joint ventures	0.9	1.3

Net income	10.4	13.5

Net income (loss) attributable to noncontrolling interests	(0.1)	0.1

Net income attributable to AMCOL shareholders	$10.5	$13.4

Weighted average common shares outstanding	32.4	32.0

Weighted average common and common equivalent shares outstanding	32.7	32.3

Earnings per share attributable to AMCOL shareholders

Basic earnings per share	$0.32	$0.42

Diluted earnings per share	$0.32	$0.41

Dividends declared per share	$0.20	$0.18

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

ASSETS	March 31,	December 31,
	2013	2012
	(unaudited)	*
Current assets:
Cash and equivalents	$31.1	$40.0
Accounts receivable, net	208.9	202.7
Inventories	148.4	153.8
Prepaid expenses	19.0	17.0
Deferred income taxes	7.3	7.0
Income tax receivable	11.1	7.0
Other	4.1	2.0
Total current assets	429.9	429.5

Noncurrent assets:
Property, plant, equipment, mineral rights and reserves:
Land	12.1	13.0
Mineral rights	44.7	48.6
Depreciable assets	563.6	552.0
	620.4	613.6
Accumulated depreciation and depletion	(315.1)	(311.7)
	305.3	301.9

Goodwill	69.6	70.2
Intangible assets, net	32.9	33.9
Investments in and advances to affiliates and joint ventures	33.6	27.8
Available-for-sale securities	8.7	14.6
Deferred income taxes	8.0	7.4
Other assets	27.0	25.3
Total noncurrent assets	485.1	481.1
Total Assets	$915.0	$910.6

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$55.0	$51.1
Accrued income taxes	6.5	5.0
Accrued liabilities	59.0	58.4
Total current liabilities	120.5	114.5

Noncurrent liabilities:
Long-term debt	251.6	248.8
Pension liabilities	37.7	37.5
Deferred compensation	10.3	9.4
Deferred income taxes	13.0	12.8
Other long-term liabilities	21.3	22.5
Total noncurrent liabilities	333.9	331.0

Shareholders' Equity:
Common stock	0.3	0.3
Additional paid in capital	111.2	105.1
Retained earnings	359.2	355.2
Accumulated other comprehensive income	(12.8)	0.8
Treasury stock	(0.7)	-
Total AMCOL shareholders' equity	457.2	461.4

Noncontrolling interest	3.4	3.7

Total equity	460.6	465.1

Total Liabilities and Shareholders' Equity	$915.0	$910.6

* Condensed from audited financial statements.

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In millions)

	Three Months Ended
	March 31,
	2013	2012
Cash flow from operating activities:
Net income	$10.4	$13.5
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion, and amortization	11.8	10.7
Other non-cash charges	2.1	3.2
Changes in assets and liabilities, net of effects of acquisitions:
Decrease (increase) in current assets	(14.2)	2.4
Decrease (increase) in noncurrent assets	(1.6)	(0.9)
Increase (decrease) in current liabilities	7.4	(9.5)
Increase (decrease) in noncurrent liabilities	1.0	1.1
Net cash provided by (used in) operating activities	16.9	20.5

Cash flow from investing activities:
Capital expenditures	(22.6)	(16.6)
(Increase) decrease in investments and advances (to) from affiliates and joint ventures	(5.0)	0.1
Proceeds from sale of land and depreciable assets	0.3	0.5
Other	0.7	0.6
Net cash (used in) investing activities	(26.6)	(15.4)

Cash flow from financing activities:
Net change in outstanding debt	2.9	(10.1)
Proceeds from exercise of stock awards	3.9	3.4
Dividends paid	(6.5)	(5.7)
Excess tax benefits from stock-based compensation	-	0.1
Contribution from noncontrolling partner	0.1	-
Net cash provided by (used in) financing activities	0.4	(12.3)
Effect of foreign currency rate changes on cash	0.4	-
Net increase (decrease) in cash and cash equivalents	(8.9)	(7.2)
Cash and cash equivalents at beginning of period	40.0	24.1
Cash and cash equivalents at end of period	$31.1	$16.9

AMCOL INTERNATIONAL CORPORATION
SEGMENT RESULTS (unaudited)
QUARTER-TO-DATE

Performance Materials	Three Months Ended March 31,
	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$117.2	100.0%	$125.2	100.0%	$(8.0)	-6.4%
Cost of sales	87.8	74.9%	91.8	73.3%	(4.0)	-4.4%
Gross profit	29.4	25.1%	33.4	26.7%	(4.0)	-12.0%
Selling, general andadministrative expenses	13.5	11.5%	11.9	9.5%	1.6	13.4%
Operating profit	15.9	13.6%	21.5	17.2%	(5.6)	-26.0%

Construction Technologies	Three Months Ended March 31,
	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$42.8	100.0%	$51.0	100.0%	$(8.2)	-16.1%
Cost of sales	29.8	69.6%	36.4	71.4%	(6.6)	-18.1%
Gross profit	13.0	30.4%	14.6	28.6%	(1.6)	-11.0%
Selling, general andadministrative expenses	14.8	34.6%	13.7	26.8%	1.1	8.0%
Operating profit (loss)	(1.8)	-4.2%	0.9	1.8%	(2.7)	-300.0%

Energy Services	Three Months Ended March 31,
	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$73.1	100.0%	$55.3	100.0%	$17.8	32.2%
Cost of sales	53.5	73.2%	39.9	72.2%	13.6	34.1%
Gross profit	19.6	26.8%	15.4	27.8%	4.2	27.3%
Selling, general andadministrative expenses	11.4	15.6%	10.6	19.1%	0.8	7.5%
Operating profit	8.2	11.2%	4.8	8.7%	3.4	70.8%

Transportation	Three Months Ended March 31,
	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$10.2	100.0%	$11.1	100.0%	$(0.9)	-8.1%
Cost of sales	9.1	89.2%	9.9	89.2%	(0.8)	-8.1%
Gross profit	1.1	10.8%	1.2	10.8%	(0.1)	-8.3%
Selling, general andadministrative expenses	0.9	8.8%	1.0	9.0%	(0.1)	-10.0%
Operating profit	0.2	2.0%	0.2	1.8%	0.0	0.0%

Corporate	Three Months Ended March 31,
	2013	2012	2013 vs. 2012
	(Dollars in Millions)

Intersegment shipping sales	$(6.6)	$(7.1)	$0.5
Intersegment shipping costs	(6.6)	(7.2)	0.6
Gross profit (loss)	-	0.1	(0.1)
Selling, general andadministrative expenses	6.2	6.1	0.1	1.6%

Operating loss	(6.2)	(6.0)	(0.2)	3.3%

AMCOL INTERNATIONAL CORPORATION
SUPPLEMENTARY INFORMATION (unaudited)
QUARTER-TO-DATE

Composition of Sales by Geographic Region	Three Months Ended March 31, 2013
	Americas	EMEA	Asia Pacific	Total

Performance Materials	27.8%	10.0%	11.7%	49.5%
Construction Technologies	8.2%	7.2%	2.7%	18.1%
Energy Services	26.3%	1.2%	3.4%	30.9%
Transportation & intersegment sales	1.5%	0.0%	0.0%	1.5%
Total - current year's period	63.8%	18.4%	17.8%	100.0%
Total from prior year's comparable period	65.3%	19.6%	15.1%	100.0%

	Three Months Ended March 31, 2013
	vs.
	Three Months Ended March 31, 2012
Percentage of Revenue Growth by Component
	Base Business	Acquisitions	Foreign Exchange	Total
Performance Materials	-3.4%	0.0%	0.0%	-3.4%
Construction Technologies	-3.6%	0.0%	0.1%	-3.5%
Energy Services	7.8%	0.0%	-0.2%	7.6%
Transportation & intersegment shipping	-0.2%	0.0%	0.0%	-0.2%
Total	0.6%	0.0%	-0.1%	0.5%
% of growth	120.0%	0.0%	-20.0%	100.0%

Three Months Ended March 31,
Performance Materials Product Line Sales	2013	2012	% change
(Dollars in Millions)

Metalcasting	$63.2	$62.8	0.6%
Specialty materials	24.6	30.1	-18.3%
Basic minerals	14.7	16.2	-9.3%
Pet products	13.4	14.2	-5.6%
Other product lines	1.3	1.9	-31.6%
Total	117.2	125.2	-6.4%

Three Months Ended March 31,
Construction Technologies Product Line Sales	2013	2012	% change
(Dollars in Millions)

Lining technologies	$13.5	$19.4	-30.4%
Building materials	18.0	18.7	-3.7%
Drilling products	9.3	8.6	8.1%
Contracting services	2.0	4.3	-53.5%
Total	42.8	51.0	-16.1%

For further information, contact:
Don Pearson
Senior Vice President & Chief Financial Officer
847.851.1500